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                         ADMINISTRATOR'S EMPLOYMENT AGREEMENT

                                   January 1, 1995

         The parties to this Agreement are THE CORVALLIS CLINIC, P.C., an Oregon Professional Corporation ("the Clinic") and DAVID L. KOBRIGER ("Kobriger").

         In consideration of the promises and covenants exchanged and under the conditions set forth, the Clinic agrees to employ Kobriger and Kobriger agrees to serve as CEO/Administrator of The Corvallis Clinic, P.C.

    1.   TERM.

         The term of this Agreement shall be for the period January 1, 1995 through December 31, 1995, unless extended as provided in paragraph 2 or terminated as provided in paragraph 11.

    2.   AUTOMATIC RENEWAL OF AGREEMENT.

         This Agreement will be automatically renewed from year-to-year unless the Clinic or Kobriger gives the other party notice of an intent not to renew or to modify the Agreement at least 180 days before the end of the calendar year.


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    3.   PERFORMANCE.

         As CEO/Administrator of the Clinic, Kobriger agrees to devote his full time, effort, ability and knowledge to the general management of the Clinic. He agrees to faithfully represent the Clinic in the community and in various professional and non-professional associations.

    4.   RESPONSIBILITY.

         Kobriger shall be responsible for management of all business affairs, development of goals, growth planning and long-range planning for the Clinic and its related organizations. Kobriger shall be directly responsible to the Board of Directors of the Clinic, and he shall receive from them direction and policy statements and guidelines for the overall management of the Clinic.

    5.   AUTHORITY.

         In performing the above-described responsibilities, Kobriger's authority shall include:

         A. Employment and termination of all non-physician employees. Establishment and administration of


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              personnel policies and salary scales for all non-physician employees.

         B. Installation and maintenance of proper accounting systems; payment of all financial obligations when due; preparation and presentation of financial reports; and preparation of all tax returns for timely filing.

         C. General financial management including the procurement of necessary loans and other financing, and the management of corporate stock ownership.

         D. Consultation with auditors, attorneys and other consultants concerning business matters of the Clinic.

         E. Establishment and administration of patient billing systems and procedures, and credit and collection policies.

         F. Purchasing of all supplies and equipment; maintenance of Clinic property in a clean condition and good state of repair.


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         G.   Negotiations and interactions with hospitals, insurance
              companies, state agencies and other third party payors.

         Kobriger may delegate responsibilities to subordinate personnel as he sees fit, however, he shall remain ultimately responsible to the Clinic for the total business management. Notwithstanding any provision of this Agreement, the Board of Directors may, at its discretion, assign responsibilities to other individuals.

    6.   PROFESSIONAL ASSOCIATIONS AND EXPENSES.

         Kobriger shall be accorded the same educational meeting time and expense allowance as is provided for the Shareholder Employees of the Clinic.
He shall maintain his own automobile and shall carry liability insurance in the minimum amount of $250,000/$500,000 bodily injury limits and $50,000 property damage limits. Such policies are to be written with insurance companies and in such forms as may be approved by the Clinic. The Clinic will reimburse Kobriger for business use of his automobile at the prevailing rate per mile. Kobriger shall also be reimbursed for all other out-of-pocket expenses incurred while representing the Clinic or conducting Clinic business.


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    7.   COMPENSATION AND BENEFITS.

         Kobriger shall receive total compensation of 100 percent of Average Shareholder Income, ("ASI") as defined in the Master Employment Agreement for Shareholder Employees. Total compensation shall be paid as follows:

         A. Monthly compensation shall be equal to the budgeted ASI divided by 12 months.

         B. At the end of the fiscal year, a bonus equal to the difference between budgeted ASI and actual ASI will be reconciled.

         C. Beginning with the 25th month of employment, employer contributions to the Money-Purchase Pension Plan on behalf of Kobriger will be deducted from the monthly compensation and any bonuses.

Kobriger may make voluntary qualified contributions to the Clinic 401(k) Profit-Sharing Plan and to the Voluntary Tax-Sheltered Medical Reimbursement Plan. Kobriger may authorize deduction from income of 50 percent of the total premium cost for health insurance; the Clinic will provide the remaining


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cost of health insurance premiums.  Other than the required payroll tax withholdings, there shall be no additional deductions from compensation, except as authorized by Kobriger.

    8.   VACATION.

         Kobriger shall receive four weeks vacation per year.

    9.   SICK LEAVE/DISABILITY LEAVE/LONG-TERM DISABILITY INSURANCE.

         Kobriger shall receive the same sick leave, disability leave and long-term disability insurance as is provided to Shareholder Employees.

    10.  OTHER BENEFITS.

         Kobriger shall receive all of the other benefits provided by the Clinic to other non-Shareholder employees of the Clinic under the then current Employee Welfare Benefit Plan.

    11.  TERMINATION.

         Kobriger may terminate this Agreement by giving the Clinic Board of Directors 180 days written notice of his


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intent.  The Clinic may terminate this Agreement at any time for cause.  As used in this paragraph, "cause" includes a material breach of this Agreement, fraud, gross negligence or dishonesty.

    12.  SEVERANCE BENEFIT.

         If within six months following a Change of Control (as defined below)
(a) Kobriger is terminated by the Clinic or its successor in interest without material cause or (b) the Clinic or its successor in interest makes any material adverse change in Kobriger's duties or compensation and Kobriger elects to terminate his employment hereunder by giving written notice to the Clinic or its successor in interest, then the Clinic or its successor in interest shall pay to Kobriger a lump sum severance benefit equal to nine months of his then salary (excluding any incentive compensation). Such payment shall be made within thirty days after the effective date of Kobriger's employment termination.

         For purposes of this paragraph 12, a "Change of Control" shall mean:

         (i) The completion of any merger of consolidation of the Clinic with any other organization if, following the merger or consolidation, those persons who were


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         shareholders of the Clinic immediately before the transaction own less than fifty percent of the equity interests in the surviving organization immediately after the transaction,

         (ii) A sale or other transfer of the outstanding shares of the Clinic in one transaction with the result that those persons who were shareholders of the Clinic immediately before the transaction own less than fifty percent of the equity interests in the Clinic or the entity purchasing the Clinic's shares immediately after the transaction, or

         (iii) The sale or other disposition of all or substantially all of the assets of the Clinic.

    13.  FUTURE DISPUTES.

         In the event that any dispute arises related to Kobriger's employment or the termination of that employment, the parties agree to submit the dispute to mediation. If mediation is not successful, the parties agree to submit the dispute to binding arbitration under the American Arbitration Association rules for employment disputes.

    14.  COMPLETE AGREEMENT.


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    This Agreement is the complete and final agreement between the parties and supersedes all prior oral and written Agreements. Any modification to this Agreement must be in writing and signed by the Chairman of the Board of Directors.

    15.  ASSIGNMENT.

    The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective successors and permitted assigns. Kobriger may not assign any of his rights or obligations under this Agreement. The Clinic may assign this Agreement and its rights and obligations hereunder in any transaction which constitutes a Change of Control within the meaning of paragraph 12.



/s/ illegible                               /s/ David L. Kobriger
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For the Corvallis                      David L. Kobriger
  Clinic, P.C.

Date:  3/9/95                          Date:  3/9/95
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